Exhibit 23.2


                        Consent of Independent Accountants

         We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Global Seafood Technologies, Inc. for the registration of 10,000,000 shares of its common stock and to the use of our report dated May 30, 2002, with respect to the Consolidated Financial Statements of Global Seafood Technologies, Inc. and subsidiaries for the year ended March 31, 2002.


/s/ LaPorte, Sehrt, Romig and Hand

A Professional Accounting Corporation
Metairie, LA
September 13, 2002